Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	GENEVA HONG KONG LONDON LOS ANGELES NEW YORK	SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, DC

FOUNDED 1866

April 13, 2006

ABA Retirement Funds 541 North Fairbanks Court Chicago, IL 60611	State Street Bank and Trust Company One Lincoln Street Boston, MA 02111

State Street Bank and Trust Company of New Hampshire 20 Trafalgar Square, Suite 449 Nashua, New Hampshire 03063

Re:	American Bar Association Members/State Street Collective Trust

Registration Statement on Form S-1, Registration No. 333-132571

Ladies and Gentlemen:

We refer to the above-captioned Registration Statement on Form S-1, as amended by Amendment No. 1 thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act. We have been requested by State Street Bank and Trust Company of New Hampshire (the “Trustee”), a New Hampshire trust company and the trustee of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”), a collective trust maintained by the Trustee for the purpose of providing various investment vehicles for assets contributed by members of the ABA Retirement Funds program, a program sponsored by ABA Retirement Funds (formerly called the American Bar Retirement Association), an Illinois not-for-profit corporation (“ARF”), to render our opinion as to the legality of the $500,000,000 of units of beneficial interests in its collective investment funds and three portfolios of a Structured Portfolio Service (the “Units”), under the Collective Trust and that are being registered under the Registration Statement.

In connection with this opinion letter, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined the following documents (collectively, the “Documents”):

(1) the Amended and Restated Administrative and Investment Services Agreement effective January 1, 2003, between ARF and State Street Bank and Trust Company (“State Street Bank”), as amended;

(2) the American Bar Association Members Retirement Trust dated January 1, 1992 between ARF and State Street Bank, as amended;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

ABA Retirement Funds

State Street Bank and Trust Company

State Street Bank and Trust Company of New Hampshire

April 13, 2006

(3) the American Bar Association Members Pooled Trust for Retirement Plans dated January 1, 1992 between ARF and State Street Bank, as amended; and

(4) the Declaration of Trust of the Collective Trust, as amended and restated December 5, 1991, as amended.

In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such other certificates, agreements, documents, statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion expressed herein.

In our examination of the above documents, we have assumed, without independent investigation, the enforceability of the Documents against each party to them, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the original documents of all certified, photostatic, reproduced or conformed copies thereof submitted to us for examination.

Based on the above, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Units, when issued and delivered and paid for as contemplated in the Registration Statement and the Documents, will be legally issued, fully paid and non-assessable.

To the extent that any matters covered by this opinion letter involve New Hampshire law, we have not made an independent investigation of such law but have, with your consent, relied exclusively upon the opinion letter of Sulloway & Hollis, P.L.L.C., which is being filed as an exhibit to the Registration Statement, subject to the exceptions, qualifications and limitations expressed in such opinion letter.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Sidley Austin LLP